SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 14, 2004

KEANE, INC.

(Exact name of registrant as specified in charter)

Massachusetts	001-7516	04-2437166
(State or other juris- diction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 City Square, Boston MA	02129
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  617-241-9200

(Former name or former address, if changed since last report)

Item 9.  Regulation FD Disclosure.

On June 14, 2004, Keane, Inc., a Massachusetts corporation (“Keane” or the “Company”), issued a press release announcing its Board of Directors has authorized the Company to repurchase 3 million shares of its common stock over the next 12 months effective June 13, 2004. A copy of the press release is attached hereto as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2004	KEANE, INC.

	By:	/s/ John J. Leahy
John J. Leahy
Senior Vice President of Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated June 14, 2004